EXHIBIT 21
APPLIED INDUSTRIAL TECHNOLOGIES, INC. FORM 10-K FOR
FISCAL YEAR ENDED JUNE 30, 2010
SUBSIDIARIES
(as of June 30, 2010)

Jurisdiction of
Name	Incorporation or Organization
* A&H Fluid Technologies, Inc.	Alabama

* Air-Hydraulic Systems, Inc.	Minnesota

* Air Draulics Engineering Co.	Tennessee

* Applied Fluid Power Holdings, LLC	Ohio

Applied Industrial Technologies Ltd.	Canada (Federal)

Applied Industrial Technologies — CA LLC	Delaware

Applied Industrial Technologies — CAPITAL LLC	Delaware

Applied Industrial Technologies — DBB, Inc.	Ohio

Applied Industrial Technologies — Dixie, Inc.	Tennessee

Applied Industrial Technologies — Indiana LLC	Ohio

Applied Industrial Technologies — Mainline, Inc.	Wisconsin

Applied Industrial Technologies — MBC, Inc.	Minnesota

Applied Industrial Technologies — PA LLC	Pennsylvania

Applied Industrial Technologies — PACIFIC LLC	Delaware

Applied Industrial Technologies — TX LP	Delaware

* Applied México, S.A. de C.V. (99%-owned by subsidiaries of Applied Industrial Technologies, Inc.)	Mexico

Applied Mexico Holdings, S.A. de C.V.	Mexico

Applied — Michigan, Ltd.	Ohio

Jurisdiction of
Name	Incorporation or Organization
Applied Nova Scotia Company	Nova Scotia, Canada

* Atelier P.V. Hydraulique 2004 Inc.	Canada (Federal)

BER International, Inc.	Barbados

* Bay Advanced Technologies, LLC	Ohio

Bearing Sales & Service, Inc.	Washington

Bearings Pan American, Inc.	Ohio

* Carolina Fluid Components, LLC	Ohio

* DTS Fluid Power, LLC	Ohio

* ESI Acquisition Corporation (d/b/a Engineered Sales, Inc., ESI Power Hydraulics, and Applied Engineered Systems)	Ohio

* FluidTech, LLC	Ohio

* HydroAir Hughes, LLC	Ohio

Iowa Bearing Co.	Iowa

* Le Groupe GLM (2005) Inc.	Canada (Federal)

* Power Systems, LLC	Ohio

* Rafael Benitez Carrillo Inc.	Puerto Rico

* Servicios Administrativos Enol Industrial, S.A. de C. V.	Mexico

* Spencer Fluid Power, Inc.	Ohio

The Ohio Ball Bearing Company	Ohio

* VYCMEX Mexico, S.A. de C.V.	Mexico

*	Operating companies that do not conduct business under Applied Industrial Technologies trade name